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                                                                              EXHIBIT 11
                               COMPAQ COMPUTER CORPORATION
                  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                          Six months         Quarter
                                                        ended June 30,    ended June 30,
                                                       ----------------  ----------------
                                                        1997      1996    1997      1996
                                                       -------  -------  -------  -------
                                                             (in millions, except
                                                               per share amounts)
PRIMARY EARNINGS PER SHARE

Shares used in computing earnings per share:
     Weighted average number of shares outstanding      687.1    670.5    689.0    671.8
     Incremental shares attributed
           to outstanding options                        22.5     20.5     22.5     20.0
                                                       -------  -------  -------  -------
                                                        709.6    691.0    711.5    691.8
                                                       =======  =======  =======  =======

Earnings:
     Net income                                        $  601   $  501   $  214   $  267
                                                       =======  =======  =======  =======

Earnings per common and common equivalent share        $  .85   $  .73   $  .30   $  .39
                                                       =======  =======  =======  =======


EARNINGS PER SHARE ASSUMING FULL
     DILUTION

Shares used in computing earnings per share:
     Weighted average number of shares outstanding      687.1    670.5    689.0    671.8
     Incremental shares attributed to
           Outstanding options                           24.9     22.0     23.4     21.0
                                                       -------  -------  -------  -------
                                                        712.0    692.5    712.4    692.8
                                                       =======  =======  =======  =======

Earnings:
     Net income                                        $  601  $   501   $  214  $   267
                                                       =======  =======  =======  =======

Earnings per common and common equivalent share        $  .84   $  .72   $  .30   $  .39
                                                       =======  =======  =======  =======

Note: All share and earnings per share information reflects a 5-for-2 stock split effective July 28, 1997.

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